UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 13, 2006

China Biopharma, Inc.
(Exact name of registrant as specified in charter)

Delaware
(State or other jurisdiction of incorporation)
000-50005	04-3703334
(Commission File Number)	(IRS Employer Identification No.)

31 Airpark Road Princeton, New Jersey 08540
(Address of principal executive offices and zip code)

609-651-8588
(Registrant’s telephone number including area code)

Techedge, Inc. 33 Wood Avenue South, 7F Iselin, New Jersey 08830
(Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this Form 8-K that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These include statements about the Registrant’s expectations, beliefs, intentions or strategies for the future, which are indicated by words or phrases such as “anticipate,” “expect,” “intend,” “plan,” “will,” “the Registrant believes,” “management believes” and similar words or phrases. The forward-looking statements are based on the Registrant’s current expectations and are subject to certain risks, uncertainties and assumptions. The Registrant’s actual results could differ materially from results anticipated in these forward-looking statements. All forward-looking statements included in this document are based on information available to the Registrant on the date hereof, and the Registrant assumes no obligation to update any such forward-looking statements.

Item 1.01 - Entry into a Material Definitive Agreement.

Pursuant to a Subscription Agreement (the “Subscription Agreement”) dated December 13, 2006, by and among China Biopharma, Inc. (the “Company”) and the subscribers (the “Subscribers”) identified on the signature page thereto, the Company sold to the Subscribers $3,000,000 of principal amount of secured convertible promissory notes of the Company (the “Notes”). The Notes are convertible at the option of the Subscribers at any time into shares of the Company's common stock, $0.0001 par value (the "Common Stock"). Prior to the occurrence of an Event of Default (as defined in the Subscription Agreement) the Notes are convertible at a per share conversion price equal to $0.25 per share. Following an Event of Default, the Notes are convertible at the lesser of $0.25 per share and 75% of the average of the closing bid prices for the Common Stock for the five trading days prior to the date of conversion. The Notes bear interest at a rate of eight percent (8%) per annum. Monthly payments on the Notes shall commence March 13, 2006, three months from the date the Notes were issued. Provided that an Event of Default has not occurred, the Company may, at its option, prepay the outstanding principal amount of the Notes, in whole or in part, by paying 120% of the principal amount to be repaid. The Notes are secured by a Security Agreement (the “Security Agreement”) entered into by and among the Company, China Quantum Communications Ltd., a Cayman Islands corporation (“Quantum”), China Biopharma Ltd., a Cayman Islands corporation (“Biopharma Ltd”), and Guang Tong Wang Luo (China) Co. Ltd., a corporation incorporated in the People’s Republic of China (“Guang” and together with Quantum and Biopharma Ltd., the “Subsidiaries”) and Barbara R. Mittman, as collateral agent for the Subscribers. The obligations of the Company under the Subscription Agreement and the Notes are guaranteed by that certain Guaranty (the “Guaranty”), dated as of December 13, 2006, entered into by the Subsidiaries, for the benefit of the Subscriber.

In connection with the sale of the Notes, the Company also issued to the Subscribers Class A and Class B share purchase warrants (each a “Warrant” and collectively, the “Warrants”). One Class A Warrant and one Class B Warrant will be issued for each two shares of Common Stock that would be issuable on the complete conversion of the Notes. The Class A Warrants have an exercise price of $0.30 per share and the Class B Warrants have an exercise price of $0.40. The Subscription Agreement requires the Company to file a re-sale registration statement within 40 days from closing.

Melton Management Ltd. acted as the finder and received a warrant to purchase 2,400,000 shares of Common Stock at an exercise price of $0.30 per share. As of the date hereof, the Company has 85,520,000 shares of Common Stock issued and outstanding.

Each of the Purchase Agreement, the Notes, the Warrants, the Security Agreement and the Guaranty (each a “Transaction Document”) sets forth certain other rights and obligations of the parties. A copy of each Transaction Document is attached hereto as an exhibit and is hereby filed and incorporated herein by reference. The description of each Transaction Document in this current report is a summary and is qualified in its entirety by the terms of each such Transaction Document. For additional information, please see the Company's press release, dated December 14, 2006, filed as exhibit 99.1 to this Form 8-K.

Item 2.03 - Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Please see the disclosure set forth above in Item 1.01.

Item 9.01 - Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Secured Convertible Promissory Note
4.2	Form of Class A Warrant
4.3	Form of Class B Warrant
4.4	Form of Finder Warrant
10.1	Subscription Agreement, dated December 13, 2006, by and among the Company and the subscribers identified on the signature page thereto
10.2
Security Agreement, dated December 13, 2006, by and between the Company, China Quantum Communications Ltd., China Biopharma Ltd., Guang Tong Wang Luo (China) Co. Ltd., and Barbara R. Mittman, as collateral agent for the Subscribers

10.3	Guaranty, dated as of December 13, 2006, entered into by the Subsidiaries, for the benefit of the Subscribers
99.1	Press Release dated December 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BIOPHARMA, INC.

By:	/s/ Peter Wang
Name: Peter Wang
Title: Chief Executive Officer

Dated: December 14, 2006